Exhibit 99.1

3

▪ ▪ ▪ ▪ 4

▪ ▪ ▪ ▪ ▪ ▪ 5

6

— — — — — — — — — — 7

▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 8

9

▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 10

▪ ▪ ▪ 11

12

▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 13

▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 14

15

16

17

▪ ▪ ▪ 18

▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 19

20

▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 21

▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 22

23

✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 24

25

▪ ▪ ▪ ▪ ▪ ▪ ▪ 26

27

Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 12/31/2023. Source: S&P Capital IQ Pro; Regulatory Data 28

29

▪ ▪ ▪ ▪ ▪ ▪ ▪ 30

31

Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 12/31/2023. Source: S&P Capital IQ Pro; Regulatory Data 32 ▪ ▪ ▪ ▪

33 ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪

▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ ▪ 34

35

36

37

38

© 2024 Valley Bank. All rights reserved. Please see www.valley.com for further details.

Exhibit 99.1

Investor Presentation

June 5, 2024

Valley

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as "intend," "should," "expect," "believe," "view," "opportunity," "allow," "continues," "reflects," "would," "could," "typically," "usually," "anticipate," "may," "estimate," "outlook," "project" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the impact of monetary and fiscal policies of the federal government and its agencies, including in response to higher inflation, which could have a material adverse effect on our clients, as well as our business, our employees, and our ability to provide services to our customers; the impact of a potential U.S. Government shutdown, default by the U.S. government on its debt obligations, or related credit-rating downgrades, on economic activity in the markets in which we operate and, in general, on levels of end market demand in the economy; the impact of unfavorable macroeconomic conditions or downturns, instability or volatility in financial markets, unanticipated loan delinquencies, loss of collateral, decreased service revenues, increased business disruptions or failures, reductions in employment, and other potential negative effects on our business, employees or clients caused by factors outside of our control, such as geopolitical instabilities or events (including the Israel-Hamas war); natural and other disasters (including severe weather events); health emergencies; acts of terrorism or other external events; the impact of potential instability within the U.S. financial sector related to bank failures, including the possibility of deposit withdrawals by a coordinated deposit base, and the impact of any concerns about the creditworthiness of other financial institutions, including any resulting disruption within the financial markets, increased expenses, including FDIC insurance premiums, or adverse impact on our stock price, deposits or our ability to borrow or raise capital; the impact of negative public opinion regarding Valley or banks in general that damages our reputation and adversely impacts business and revenues; greater than expected costs or difficulties related to Valley's new core banking system implemented in the fourth quarter 2023 and continued enhancements to processes and systems under Valley's current technology roadmap; the loss of or decrease in lower-cost funding sources within our deposit base; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent, trademark or other intellectual property infringement, misappropriation or other violation, employment related claims, and other matters; a prolonged downturn in the economy, as well as an unexpected decline in commercial real estate values collateralizing a significant portion of our loan portfolio; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; the inability to grow customer deposits to keep pace with loan growth; a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; cyberattacks, ransomware attacks, computer viruses, malware or other cybersecurity incidents that may breach the security of our websites or other systems or networks to obtain unauthorized access to personal, confidential, proprietary or sensitive information, destroy data, disable or degrade service, or sabotage our systems or networks; results of examinations by the OCC, the FRB, the CFPB and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, pandemics or other public health crises, acts of terrorism or other external events; and unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors. A detailed discussion of factors that could affect our results is included in our SEC filings, including Item 1A. "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2023. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Accelerating our Strategic Vision:

A Fireside Chat

Ira Robbins - Chairman & CEO



Overview of Valley

- **Ticker:** VLY (Nasdaq)
- **Founded:** 1927
- **Bank Operations Headquarters [1]:** Morristown, NJ
- **Diverse Market Presence:** Valley operates over 225 branches and commercial banking offices serving northern and central New Jersey, the New York City boroughs of Manhattan, Brooklyn and Queens, Long Island, Florida, Alabama, California and Illinois

Relentless Customer Focus	Deepening Relationships	Strengthening our Communities

Be a **TRUSTED FINANCIAL PARTNER**

Generate **INNOVATIVE IDEAS** and **SOLUTIONS**

Cultivate a **COLLABORATIVE** and **EMPOWERING CULTURE**

Advocate for our **LOCAL COMMUNITIES**

$61.0 Billion
Total Assets

$49.9 Billion
Gross Loans HFI

$49.1 Billion
Total Deposits

$3.6 Billion
Mkt. Capitalization [2]

Note: Financial data in this presentation is as of March 31, 2024 unless stated otherwise. See Glossary of Defined Terms on Slide 37 of this presentation.

[1] Principal executive office: New York, NY

[2] Based on VLY closing stock price of $7.14 as of 5/31/2024

Key Investor Highlights

Valley Focuses on Building Robust Relationships to Understand and Service the Diverse Financial Needs of its Commercial and Retail Clients

- Established business model with a 97-year track record of success.
- Diverse commercially-focused franchise operating in dynamic, high-quality markets supplemented by unique nationwide business lines.
- Deep and experienced management team with skills developed internally and with other large regional and national banking institutions.
- Proven credit culture with a history of strong asset quality and below-peer loss experience.
- Disciplined approach to capital and M&A with a track record of successful execution and integrations with respect to both bank and non-bank targets.
- Forward-thinking integration of technology to enhance efficiency and leverage the expertise and service-orientation of our bankers.

Positioned for Sustained Growth in Dynamic Markets

		Key Demographic Metrics[1]			
Market	**Key Business Lines**	**Population (2024) (mm)**	**Median Household Income (HHI) ($000)**	**Proj. HHI Growth (2024-29) (%)**	**Number of Businesses (000)**
New Jersey & Metro New York	*C&I, Technology Banking, Domestic Private Banking, CRE, Construction, Healthcare*	20.5	$92.3	6.9%	1,151
Florida & Alabama	*Int'l Private Banking, C&I, CRE, HOA*	19.7	$69.3	10.5%	1,072
Palo Alto	*Technology Banking*	4.6	$128.1	9.6%	274
Los Angeles	*Domestic Private Banking, C&I, CRE*	12.9	$89.4	9.1%	562
Chicago	*CRE, C&I*	9.4	$85.1	8.4%	418
	National Total	**336.2**	**$75.9**	**10.1%**	**17,940**
	VLY Aggregate [2]	**67.1**	**$87.9**	**7.7%**	**3,477**

Other Businesses That Expand Beyond Our Physical Footprint Include: Indirect Auto, Equipment Financing, Cannabis-Related Business, Tax Credit Advisory, and Cash Surrender Value of Life Insurance

[1] Reflects demographic statistics sourced from US Census data and accessed via S&P Capital IQ Pro; total number of businesses statistic reflects NAICS business counts by MSA. [2] The VLY Aggregate reflects weighted averages of total Valley franchise values across its MSAs using FDIC-reported deposit balances by MSA for median household income and projected household income growth. For the VLY Aggregate total population, the 67.1 million reflects the summation of the population across Valley franchise's MSAs and for VLY Aggregate total businesses, the 3.5 million businesses reflect a summation of businesses located across the Valley franchise's MSAs.

Strategic Execution Drives Consistent Growth



Total Assets ($bn)
$32
$37
$41
$43
$57
$61
$61
'18
'19
'20
'21
'22
'23
Q1' 24



Total Deposits ($bn)
$24
$29
$32
$36
$48
$49
$49
'18
'19
'20
'21
'22
'23
Q1' 24



Gross Loans ($bn)
$25
$30
$32
$34
$47
$50
$50
'18
'19
'20
'21
'22
'23
Q1' 24



ACL / Loans (%)
0.62%
0.55%
1.09%
1.10%
1.03%
0.93%
0.98%
'18
'19
'20
'21
'22
'23
Q1' 24



Total Equity / Total Assets (%)
10.52%
11.71%
11.29%
11.70%
11.14%
11.00%
11.03%
'18
'19
'20
'21
'22
'23
Q1' 24



TCE / TA (%) 1
6.45%
7.54%
7.47%
7.98%
7.45%
7.58%
7.62%
'18
'19
'20
'21
'22
'23
Q1' 24

Balanced Execution on Organic and Acquisitive Opportunities

- 14% gross loan CAGR since 2018 (9% organic [1]).
- 14% total deposit CAGR since 2018 (9% organic [1]).
- Strategic acquisitions targeted to enhance funding base and create additional growth opportunities.

Diverse Balance Sheet With Multiple Growth Engines

- Strategically-positioned around the country's most dynamic commercial markets.
- Granular commercial loan portfolio is well-diversified by geography and asset class.
- Strategic funding initiatives have contributed to incremental low-cost core account generation.

Enhanced Reserve Coverage While Maintaining Stringent Underwriting Standards

- Preserving historical underwriting standards that have led to below-peer credit losses across economic cycles.
- Significant lending activity with strong and sophisticated clients that are well-known to Valley.

Internal Capital Generation Poised to Accelerate Further

- Since 2018, internal capital has supported $29bn asset growth, a 117bp improvement in TCE / TA and approximately $250mm annualized increase in earnings power.
- TCE has increased over $2.5bn since 2018.

[1] Please refer to the Non-GAAP Disclosure Reconciliation in Appendix

Balance Sheet Goals Align with Strategic Imperatives

1. **Grow Core Deposits**
   - Utilize enhanced treasury management capabilities to further penetrate commercial customers.
   - Optimize delivery channels and streamline product set.
   - Leverage existing specialty niches and explore new opportunities.

2. **Focus on C&I and Non-Investor CRE Loan Growth**
   - Further penetrate our commercially vibrant footprint.
   - Restructured commercial banking organization and incentive programs to optimize alignment with strategic and financial goals.
   - De-emphasize investor CRE and multifamily growth.

3. **Drive Sustainable Fee Revenue**
   - Continue to scale our wealth, insurance, and tax credit advisory businesses.
   - Expand F/X and treasury management solutions.

Metric	3/31/24	Near-Term Expectation (Year End 2024)	Intermediate -Term Expectation (Next 12 - 24 Months)
CET 1 / RWA	9.3%	~9.8%	10% +
CRE / TRBC [1]	464%	~440%	< 400%
ACL / Loans	0.98%	Above 1.00%	~1.10%
Loans / Deposits	102%	~100%	< 100%

[1] Commercial Real Estate as defined by joint regulatory guidance to include call codes 1.a (Construction), 1.d (Multifamily), 1.e.2. (Other Non-farm Non-residential, excluding Owner-Occupied) and CRE loans not secured by real estate

Valley Ventures:
Incubating Fintechs to Solve Banking Problems

Neal Kapur - Managing Director, Valley Ventures



Eyal Redler - Co-Founder, The Garage



Valley Ventures: Engaging with the Future

- Valley's connectivity to the startup ecosystem is a consistent driver of innovation amidst the backdrop of a rapidly changing financial services landscape.
- ***Active*** and ***applied*** engagement with that ecosystem allows Valley to engage with emergent threats and opportunities early.
- Venture & Innovation engagement is an input to Valley's strategy, not an output.

Ventures

Direct and fund investments focused on FinTech and PropTech

- Planned $100mm capital deployment over 5+ years.
- Focusing on growth-stage investments between $1mm and $3mm.
- Partnering with top-tier VCs on strong risk-adjusted return opportunities.
- Capitalizing on Valley's unique subject matter expertise, customer access, Israeli connectivity and technology banking connection.

Innovation

Enabling efficient and mutually beneficial partnerships for startups, Valley, and Valley clients

- Business development function focused on problem identification, experimentation, solutioning and implementation.
- Commercial benefits: early market intelligence, commercial advantage, improved conviction for strategic decision.
- Reputational benefits: positions Valley as an innovation resource for our clients and a startup partner of choice.

THE GARAGE

- The Garage is an early-stage venture capital fund focused on FinTech and Enterprise-Tech.
- Established in January 2022 with $100mm of committed capital including $25mm from Valley.
- In addition to Valley's direct investment, our relationship provides:

  1) Continuous learning of banking industry challenges
     - Scouting for startups
     - Directing the venture playground
  2) Enabling access for Valley to cutting-edge technologies
  3) Ongoing collaboration with Valley Ventures
     - Validating ideas and companies
     - Bi-lateral deal-flow and co-investment opportunities

Current Investment Themes

Relationship Banking 2.0

How can technology equip people to better manage relationships?

Bank-FinTech Connectivity

How can banks and FinTechs work together more efficiently and partner complementarily?

The Changing Credit Landscape

How are the players in and models for the credit value chain changing?

Modernizing the Customer Journey

What are key milestones for business owners/operators and how can digital solutions help?

Case Study: built

Business Overview

- **HQ:** Nashville, TN
- **Description:** Cloud based construction finance software, payments, and marketplace
- **Problem Statement / Initial Hypothesis:** Construction finance is complex, and lenders spend valuable time managing loans on spreadsheets and emails with manual data entry to core systems.
  - This labor-intensive process creates risk and compliance issues
  - Loans are expensive to service
  - Borrowers have a poor experience
- **Solution:** Built digitizes and simplifies construction loan draw management, moving legacy construction loan workflows into software to enable faster approvals, increased revenue (more volume) and less risk.
- **Targeted Customer:** CRE lenders (incl. VLY), by selling direct and via partners such as Sage, nCino and Black Knight; owners and developers
- **Last Round:** Series D (Sep-21) | $1.5bn post-money
- **Co-Investors:** Index Ventures, FIFTH WALL, TCV, Goldman Sachs Asset Management, citi, NINEFOUR VENTURES

Strategic Fit / Status

Valley Engagement: Valley is using Built's platform for CRE loan draw management

Investment has provided an opportunity for Valley and Built to deepen its partnership:

- **Aug 2020:** Valley first met Built via Nine Four Ventures, a VC partner
- **Dec 2020:** Valley invests in series C round
- **Oct 2021:** Valley onboards Built
- **2022-2023:** Built expands to support multiple Valley regions
- **2022-2023**: Built expanded its solution set to include owner- and developer-facing capabilities
- **May 2024**: Valley has begun introducing Built to its owner and developer clients and involving Built in client-facing events

Case Study: INSAIT

Business Overview

- **HQ:** Tel-Aviv, Israel
- **Description:** Machine learning-based recommendation engine for marketing & onboarding
- **Solution:** Using data science and AI/ML, Insait performs:
    - **Segmentation:** identifying the most relevant audiences for each campaign
    - **Personalization:** generating personalized recommendations for each customer, while optimizing for the best communication channel
    - **Digital Agent:** intaking onboarding information and responding conversationally to questions
- **The Garage-Insait-Valley Partnership has been symbiotic:**
    - **Garage:** identified a novel technology and domain knowledgeable founders; partnered with them to launch and develop additional products (e.g., AI Advisor); introduced to Valley
    - **Valley:** acted as a thought-partner and 'beachhead' client for US entry. Partnership helps Insait prepare for bank requirements (core integration, data mapping, compliance review, etc.)
    - **Insait:** partnership allows Valley Risk, Compliance, and Data Teams to sharpen their processes (i.e., fairness, model risk, data science, etc.) for novel applications of AI, with live use cases

Strategic Fit / Status

Valley Engagement: Valley is using Insait's platform to identify optimal customer audiences for CD campaigns

Timeline:

- **Jan 2022:** Insait launches in Tel Aviv, with initial funding from The Garage
- **Sep 2022:** Valley and Insait hold exploratory conversations about potential use cases
- **Jan 2023:** Valley and Insait begin partnership
- **Mid 2023:** Valley completes technical integration, data mapping and compliance review
- **Aug 2023:** Valley concludes a first campaign of 4 weeks, yielding a 200% increase in conversion rate
- **Late 2023:** Insait launches AI agent for onboarding
- **Early 2024:** Valley helps Insait with US bank entry/G2M
- **May 2024:** Valley renews and expands Insait engagement

Highlighted Portfolio Positions

FINTECH	
REFINE INTELLIGENCE AML platform to identify false positives	ENABLE Modern loan origination system
NayaOne Innovation platform for banks	Finexio Embedded accounts payable engine
BILLGO Bill management and payments platform	CIPHERTEXT SOLUTIONS Digital card issuance and controls

PROPTECH	
OPENSPACE Image capture and mapping for job sites	bowery CRE appraisal firm using cutting-edge software
PRONTO HOUSING Affordable housing compliance software	SmartRent Smart home platform for multi-family properties
built Cloud based construction finance software, payments, and marketplace	Jetty Financial services for renters

THE GARAGE Portfolio Positions

INSAIT

Machine learning-based recommendation engine for marketing and onboarding

Sedric

'Compliance in a box' for Fintechs and for FIs partnering with them

Pension Plus

Retirement planning tool for the elderly in the USA

zenzap

Compliant, secure and effective business communication

crowded

Neobank for the substantial underserved market of clubs and groups in the USA

AIRONWORKS

Cyber-security training and contemporary real life phishing prevention

CHECKMATE

APP Fraud (Scams) Prevention in FIs and enterprises

Specialty Deposits Teach-In:

International & Technology Banking, Cannabis, and HOA

Jeff Klink – President, Commercial Deposits



Ori Kaufman-Gafter – Head of International and Technology Banking



Specialty Niches Provide Differentiated Growth

Deposits by Segment ($bn)



Retail Branches[1]
Specialty & Other
Fully FDIC-Insured Indirect
$29.2
$4.2
25.0
12/31/19
$31.9
$3.3
$0.7
27.9
12/31/20
$35.7
$1.5
$2.3
31.9
12/31/21
$47.7
$5.9
$9.0
32.8
12/31/22
$49.2
$7.6
$9.7
31.9
12/31/23
$49.1
$7.6
$9.8
31.7
3/31/24

- Nearly $10bn of core deposits are attributable to business capabilities that Valley has generally established or acquired over the last five years.
- ~50% of deposit growth since 3/31/2020 is attributable to specialty niches.
- During 1Q24, Valley's cost of customer deposits (ex-brokered) was roughly 2.82% versus a 3.16% cost of total deposits.

Specialty Deposits ($bn)



Nat'l Deposits, Cannabis & Online $3.6
International Corporate $0.8
Technology $1.6
Private Banking & Wealth $1.6
Other Commercial $2.2
$9.8

[1] Traditional Branch Deposits Include Commercial (inclusive of $1bn of HOA deposits), Consumer and Government.

International Corporate & Technology Banking

- Valley entered the international corporate and technology banking space through the acquisition of Bank Leumi USA in April 2022.
- The acquired business had a 20+ year operating history driven by a long-tenured leadership team and established customer base.
- Valley's deep relationships within the Israeli venture and technology community provides an embedded and insulated growth opportunity.
- Valley's technology banking business was substantially more stable than competitors in 2023, and we have been successfully re-capturing the few clients that reduced balances amid the regional bank crisis.
- Valley currently serves over 60 venture capital firms and 760 technology companies.
- Valley has ~40% market share of the U.S.-based Israeli-related technology businesses (~760 / 2,000 total companies) [1]
- Strategically located personnel in Palo Alto, New York City, and Tel Aviv have the potential to further expand the business into emerging domestic technology markets to capitalize on disruption and market fragmentation.
- Deposit-led business focus, with selective utilization of lending capabilities to enhance deposit gathering opportunities.
- Meaningful fee income associated with treasury and cash management services.

[1] Pitchbook, IVC and internal analysis

International Corporate & Technology Banking [1]


Int. & Tech Deposits ($mm)
International
Technology
2021 reflects peak market liquidity which inflated technology company investments and associated deposits.
$1,457
$803
$654
12/31/19
$1,757
$1,093
$664
12/31/20
$3,092
$2,014
$1,078
12/31/21
$2,497
$1,494
$1,003
12/31/22
$2,174
$1,393
$781
12/31/23
$2,372
$1,616
$756
3/31/24

[1] Results from 2019 to 2021 reflect legacy Bank Leumi USA on a standalone basis

Cannabis Banking

- In mid-2019, Valley's risk management area identified the cannabis industry as being underserved from a traditional banking perspective.
- 18 months were spent developing the appropriate risk, compliance and operational framework to effectively service tier 1 state-licensed companies directly involved in the production, sale, or distribution of marijuana.
- Valley partners with national cash logistics companies to handle cash pickups that derive from the cannabis sales in the 29 states in which we are currently licensed to bank.
- Valley utilizes a third-party compliance monitoring partner to verify and approve legal cannabis sales in real-time.
- Valley currently banks, in one form or another, the top 12 multi-state operators ("MSOs") in the cannabis space.
- Cash burn among these clients has been significant as a result of research and development investment, and acquisition activities.
- Our MSO-related wallet share continues to grow and we are evolving the business down-market and to ancillary service providers in the industry.
- Our dedicated business development team and established client service model has enabled us to further expand our network of customers, and continually open new accounts as we focus on driving more cannabis deposits to the bank.

Cannabis Deposits ($mm) [1]



Interest Bearing
Non-Interest
Deposit Svc. Charges ($mm)
$0.4
$2.0
$2.9
$3.3
$156
$143
$13
$362
$247
$116
$291
$136
$155
$374
$107
$267
12/31/21
12/31/22
12/31/23
3/31/24

[1] Deposit service charges represent annualized pace for 2024 based on 1Q24 actuals.

Homeowners Association ("HOA") Banking [1]

- Valley offers a suite of products and services tailored to the specific needs of HOAs, condominium associations and property management companies, with a focus on deposit products and treasury services.
- These capabilities were established with the acquisitions of 1st United Bank and CNL Bank nearly 10 years ago, and the business continues to operate primarily out of Florida.
- Business is led by an experienced team with a significant track record in the space.
- Valley has developed technology to enable full API integration with management software to further enhance our service offering.
- HOA deposits have nearly doubled since 12/31/2019.
- Non-Florida geographies have contributed more than 20% of HOA deposit growth since 2019 and now comprise nearly 10% of total HOA deposits.
- Weighted average cost of HOA deposits of 2.21% is nearly 100bp lower than total deposit costs and 330bp lower than marginal wholesale funding.
- Approximately 21% of HOA deposits are non-interest bearing.
- Valley is an active lender to associations and focuses on providing financing to communities that maintain their full depository relationship with the bank.


HOA Deposits ($mm)
Florida
Non-Florida
$657
657
12/31/19
$734
734
12/31/20
$815
$4
811
12/31/21
$943
$14
929
12/31/22
$998
$66
932
12/31/23
$1,022
$80
942
3/31/24

[1] HOA deposits are currently tracked in our branch network and are not a part of the $9.8 billion of specialty deposits that we highlight.

Commercial Real Estate Deep Dive:

A Look Behind the Curtain

Tom Iadanza – President



Mark Saeger – Chief Credit Officer



Key Pillars of Valley's Credit Risk Management

Customer Selection

Disciplined Approach to Customer Acquisition

- ✓ Deep institutional knowledge of real estate markets guides target customers
- ✓ Risk Acceptance Criteria sets expectations and filters out certain borrowers
- ✓ Rely heavily on professional networks of our bankers
- ✓ We don't conduct broad marketing campaigns

Loan Structuring

Strategic and Balanced Methodology

- ✓ Various risk acceptance criteria approved by credit oversight and Board Risk Committee
- ✓ Deals based on in-place cash flow/rents vs forecasted
- ✓ Sponsors are required to contribute meaningful equity
- ✓ Risk-based rationale for permitting exceptions
- ✓ Enhancements are required to improve credit profile if necessary

Credit Monitoring

Granular and Broad View Across Portfolios

- ✓ Rigorous monitoring of performance and covenants
- ✓ Information from local team on market dynamics
- ✓ Stress test key loan segments and geographies
- ✓ Feedback between stress tests and loan portfolio thresholds
- ✓ Forward looking risk assessments with clients

Loss Mitigation

Client Selection Has a Meaningful Impact on Loss

- ✓ Client maintains deposit reserve, liquid wealth or other means to cure loss
- ✓ Borrowers may refinance via insurance companies, government agencies and other banks
- ✓ Independent loss mitigation group staffed with seasoned workout professionals
- ✓ Valuations subject to rigorous review of the Chief Appraisals Office

Consistent Relationship-Focus Supports Credit Strength

	Valley	Competitors
Firm Type:	Local / regional sponsors and developers; often owner-operators	Multi-national or nationwide developers, operators, asset managers typically publicly traded
Investor Profile:	**Active investor providing capital and industry expertise** to operate and improve property values	**Passive investors providing capital** to developer
Source of Equity Capital:	Often **multi-generational family businesses** with **significant experience in commercial real estate**	**Large asset managers invested in multiple asset classes** (pension funds, trusts, endowments, foundations, sovereign wealth funds, etc.)
Ownership Structure:	**Traditionally sole or joint ownership** where parties contribute funds, and actively manage the property	**Often syndicated** where sponsor raises capital, locates, acquires and operates a property; **investors have limited decision-making authority**
Timeframe and Size:	**Medium to long-term with smaller, more concentrated investments**	**More short-term in nature with larger single-property investments**
Performance Longevity:	**Focus on enhancing property value over investment horizon**	**Quarterly and annual performance reporting to passive clients** with emphasis on returns relative to benchmarks
Liquidity:	Small transaction sizes have less impact on market values and **improves liquidity for investors**	Large transaction sizes tend to **heavily influence property values**
Cash Stability:	**More disciplined capital focused on project selection where value can be added** with subsequent determination of capital needs	**More capital-seeking projects** including alternatives (e.g., real estate) due to low-yield environment

Underwriting:	Well-defined risk acceptance criteria with **focus on in place cash flows**	Rigid criteria by property class with **focus on future cash flow expectations**
Enhancements:	Personal guarantees, deposit reserve requirements, insurance, cross-collateralization and other factors	Less applicable

Minimal Exposure to Larger Office Properties



Probability of Default Applied to Office Exposure by Building Size (SF)
Valley Office Exposure by Building Size (LHS)
% of Valley Office Portfolio
Probability of Default
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
25%
20%
15%
10%
5%
0%
3.0%
3.0%
5.0%
6.0%
10.0%
10.0%
12.5%
17.0%
16.0%
14.0%
22.0%
Under 50 k
50k - 99k
100k - 149k
150k - 199k
200k - 249k
250k-299k
300k - 349k
350k-399k
400k - 449k
450k - 500k
Over 500k

Key Highlights

- Valley's granular office portfolio is **primarily secured by small properties**
- **Small office properties have a substantially lower probability of default ("PD")** based on data from the Federal Reserve
- The office portfolio reflects a **PD of only 6.5 percent** based on applying the FRB's default data
- **More than 50% of the portfolio** is secured by properties of 100k SF or smaller which maintains the **lowest probability of default**
- Average loan size is $2.6 million with 60% of loans under $1 million and 89% under $5 million
- Large office properties over 500k SF limited to only 4.3% of balances
- **Risk metrics** (risk rating, performance, etc.) **support FRB's study** of larger property size and higher PDs reported by large banks

[1] Probability of Default information based on Federal Reserve statistics published by the Kansas City Federal Reserve Bank April 2024. Data is sourced from institutions filing FR-14Qs

Low Loss Content Supports Reserve Coverage

Implied Loss Given Default on CRE + Construction [1]



VLY
$30-$150bn Peer Median
VLY vs. Peers: 0.3x Cycle
VLY vs. Peers: 0.3x Recent
VLY vs. Peers: 0.2x Recession
6.8%
24.9%
5.0%
17.8%
8.6%
40.3%
2001-2023
2019-2023
2008-2012

Years of Total Reserve Coverage [2]



VLY
$30-$150bn Peer Median
VLY vs. Peers: 2.0x Cycle
VLY vs. Peers: 1.4x Recent
VLY vs. Peers: 3.0x Recession
6
3
11
8
3
1
2001-2023
2019-2023
2008-2012

[1] Implied loss given default on CRE + Construction is gross commercial real estate and construction charge-offs in a given year divided by average non-accruing CRE and construction loans in the same given year.
[2] Years of reserve coverage is reserve for loan losses divided by average NCO / average loans for period indicated multiplied by current gross loans. Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 12/31/2023. Source: S&P Capital IQ Pro; Regulatory Data

Historical Net Charge-Offs / Loans

Prudent risk management and rigorous underwriting standards continue to support Valley's strong and consistent credit quality metrics and limited historical losses.



VLY
Peer Median
2007Y 2008Y 2009Y 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y 2023Y 2024Q1
Total Loans
0.21 0.71 1.65 1.23 0.94 0.42 0.24 0.11 0.12 0.21 0.19 0.14 0.16 0.21 0.06 0.06 0.17 0.17
0.14 0.21 0.40 0.29 0.31 0.23 0.28 0.11 0.03 0.02 0.01 0.00 0.06 0.12 0.05 0.05 0.13 0.19
CRE Loans
0.04 0.10 0.41 0.66 0.47 0.33 0.19 0.05 0.00 0.01 0.00 0.01 0.00 0.04 0.01 0.00 0.04 0.07
0.04 0.05 0.10 0.05 0.19 0.25 0.15 0.05 0.02 (0.03) 0.00 0.00 (0.01) 0.00 (0.02) 0.02 0.05 0.00

Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 12/31/2023.
Source: S&P Capital IQ Pro; Regulatory Data

Commercial Lending:
Middle Market Opportunities in Florida and Specialty Niches

Tom Iadanza – President



Joe Chillura – President, Commercial Banking



Case Study: Valley in Florida

- Florida was identified for strategic expansion as a result of population migration, its business-friendly climate, and high growth potential.
- Valley entered Florida through the acquisition of 1st United Bank in 2014.
- Through organic and acquisitive efforts, Valley has built a Florida franchise with over $13 billion of loans and nearly $9 billion of direct deposits as of March 31, 2024.
- Florida now comprises 27% of total loans and over 21% of direct deposits.
- Approximately 20% of Valley's physical presence is in Florida.
- Florida continues to provide outsized loan and deposit growth opportunities (31% Florida loan CAGR since 2014).
- On a standalone basis, Valley's Florida franchise [1] would represent the third largest independent bank headquartered in the state.

Florida Loans ($bn)



Acquired
Organic
1st United Bank
11/1/2014
$1.2bn loans
$1.4bn deposits
CNLBancshares, Inc.
12/1/2015
$0.8bn loans
$1.2bn deposits
USAmeriBank
1/1/2018
$3.7bn loans
$3.6bn deposits
leumi
4/1/2022
$0.8bn loans (FL only)
$1.4bn deposits (FL only)
'14 1.2 1.2
'15 2.0 2.0
'16 2.1 2.0 0.1
'17 2.4 2.0 0.4
'18 6.3 5.7 0.6
'19 7.1 5.7 1.4
'20 8.1 5.7 2.4
'21 8.5 5.7 2.8
'22 11.3 6.5 4.8
'23 13.2 6.5 6.7
3/31/24 13.4 6.5 6.9

[1] As measured by gross loans outstanding as of March 31, 2024.

Florida Demographics & Regional Bank Market Share [1]

Key Demographic Metrics

Key Markets	Proj. Population Growth (2024-29) (%)	Median Household Income (HHI) ($000)	Proj. HHI Growth (2024-29) (%)	Unemployment Rate (March 2024) (%)	Number of Businesses (000)
Tampa	5.5%	$69.6	11.5%	3.4%	218
Miami, Ft. Lauderdale, West Palm	2.0%	$70.3	11.4%	2.7%	238
Orlando	6.3%	$71.5	11.0%	3.3%	189
VLY Florida [2]	**4.8%**	**$70.7**	**11.1%**	**3.1%**	**989**
VLY Aggregate [3]	**1.2%**	**$87.9**	**7.7%**	**4.1%**	**3,477**
National Total	**2.4%**	**$75.9**	**10.1%**	**3.9%**	**17,940**

Tampa

Rank [1]	Institution (ST)	Number of Branches	Deposits in Market ($bn)	Market Share (%)
1	Regions Financial Corp. (AL)	58	$6.5	7.6%
2	Fifth Third Bancorp (OH)	45	$3.7	4.3%
3	**Valley National Bancorp (NJ)**	**14**	**$3.3**	**3.9%**
4	Tampa Bay Banking Co. (FL)	11	$2.8	3.2%
5	Synovus Financial Corp. (GA)	14	$1.6	1.9%
6	Bank OZK (AR)	15	$1.3	1.6%
7	SouthState Corp. (FL)	11	$1.1	1.3%
8	TFS Financial Corp. (OH)	5	$0.9	1.1%
9	Hancock Whitney Corp. (MS)	7	$0.9	1.0%
10	Cadence Bank (MS)	7	$0.7	0.9%
	Total	**603**	**$85.0**	**100.0%**

Miami, Ft. Lauderdale, West Palm

Rank [1]	Institution (ST)	Number of Branches	Deposits in Market ($bn)	Market Share (%)
1	BankUnited Inc. (FL)	38	$17.7	5.3%
2	Amerant Bancorp Inc. (FL)	19	$7.0	2.1%
3	First Horizon Corp. (TN)	29	$5.6	1.7%
4	Regions Financial Corp. (AL)	59	$5.5	1.6%
5	Ocean Bankshares Inc. (FL)	22	$5.1	1.5%
6	Seacoast Bnkg Corp. of FL (FL)	22	$4.0	1.2%
7	**Valley National Bancorp (NJ)**	**13**	**$3.2**	**1.0%**
8	Synovus Financial Corp. (GA)	20	$3.1	0.9%
9	New York Comm'ty Bancorp (NY)	23	$2.6	0.8%
10	Home Bancshares (AR)	20	$2.4	0.7%
	Total	**1,334**	**$334.5**	**100.0%**

Orlando

Rank [1]	Institution (ST)	Number of Branches	Deposits in Market ($bn)	Market Share (%)
1	Fifth Third Bancorp (OH)	33	$2.9	3.9%
2	Regions Financial Corp. (AL)	34	$2.7	3.8%
3	Seacoast Bnkg Corp. of FL (FL)	13	$1.7	2.4%
4	SouthState Corp. (FL)	15	$1.6	2.2%
5	OFB Bancshares Inc. (FL)	5	$1.4	1.9%
6	Synovus Financial Corp. (GA)	6	$1.1	1.5%
7	First Horizon Corp. (TN)	10	$1.0	1.4%
8	UniSouth Inc. (FL)	12	$0.8	1.0%
9	**Valley National Bancorp (NJ)**	**6**	**$0.7**	**0.9%**
10	Winter Park National Bank (FL)	2	$0.7	0.9%
	Total	**460**	**$72.5**	**100.0%**

[1] Market rank illustrated for U.S.-based regional and community banks with assets below $500 billion. Source: S&P Capital IQ. [2] VLY Florida reflects weighted averages of total Valley franchise values across its MSAs in Florida using FDIC-reported deposit balances by MSA for median projected population growth, household income, projected household income growth and unemployment rate. For VLY Florida total number of businesses, the 1.0 million businesses reflect a summation of businesses located across the Valley franchise's MSAs in Florida. [3] The VLY Aggregate reflects weighted averages of total Valley franchise values across its MSAs using FDIC-reported deposit balances by MSA for projected population growth, median household income, projected household income growth and unemployment rate. For VLY Aggregate total number of businesses, the 3.5 million businesses reflect a summation of businesses located across the Valley franchise's MSAs.

Long-Term C&I Focus

- Over the last 10 years, Valley has prioritized balance sheet diversification with an increased focus on C&I lending opportunities, particularly in our vibrant southeast footprint.
- C&I ($9.1bn) and owner-occupied real estate ($4.4bn) collectively represent ~30% of total loans at 3/31/2024.
- The YTD decline in C&I loans reflects the sale of our non-core commercial premium finance division in 1Q24.
- C&I pipelines continue to improve as the year goes on reflecting uplift from previously hired teams in the southeast and an acceleration of direct calling efforts.

C&I Loans by Geography as of 3/31/2024



Florida $2.6
New York $2.2
$9.1bn
New Jersey $1.8
Other $2.5

C&I Loans ($bn)



Traditional C&I
PPP
16.4% CAGR
'14 2.2 2.2
'15 2.5 2.5
'16 2.6 2.6
'17 2.7 2.7
'18 4.3 4.3
'19 4.8 4.8
'20 6.9 2.2 4.7
'21 5.8 0.4 5.4
'22 8.8 8.8
'23 9.2 9.2
3/31/24 9.1 9.1

Established and Evolving Niches

Equipment Finance

- Leadership team with over a century of collective industry experience and combined over 50-years of tenure with Highland Capital, Valley's equipment finance subsidiary.
- A National Small-Ticket financier focusing on Human Medical, Dental, Veterinarian and Industrial markets with over $770mm in outstanding loans with an average balance of under $100,000.
- Leveraging small ticket processing capabilities is helping to facilitate the growth of existing commercial relationships and expansion into new loan and deposit prospects.
- Expands the reach and breadth of financing products beyond Valley's physical footprint and compliments Valley's mission by delivering customized financing solutions to clients with a strong focus on service.
- Over 20-year track record of strong portfolio performance attributed to conservative underwriting philosophy and established asset management capabilities.
- All Origination, Underwriting, Operations and Funding functions centralized under same leadership team enabling nimble execution of our value proposition.

Innovation & Fund Banking

- Valley provides industry expertise, top-tier customer service and robust product offerings to private equity and venture capital firms in the lower middle-market space.
- Opportunity to enhance core funding, grow C&I loans, and generate fee income.
- Roughly $600bn of relevant venture and private equity assets under management exist in our core target geographies (NY, FL, CA, and IL).
- Strategic efforts are bearing fruit with over $30mm of deposit growth and $30mm of loan growth in 1Q24.

Healthcare

- Valley's nationwide healthcare banking footprint focuses on long-term care and skilled nursing facilities providing diverse opportunities for growth.
- Our well-established leadership team has overseen a 25+ year track record of strong portfolio performance and profitability.
- Roughly $2.9 billion of healthcare-related assets including over $500 million of C&I loans.
- Valley continues to evolve to meet the needs of the constantly changing healthcare industry including a recent focus on mental health services providers.

Leveraging our Comprehensive Commercial Capabilities

Swaps

- Valley's Capital Markets group offers a comprehensive range of interest rate hedging products to satisfy the diverse needs of our commercial clients.
- We work with our borrowers to understand their unique needs and tailor derivative solutions to mitigate risk.
- Traditional products include forward starting swaps, rate locks, cancellable swaps and purchased caps and collars.
- 2023 swap fees were $28mm benefitting from strong loan origination activity in 1st half of 2023, and the tailwind of LIBOR / SOFR conversion activity.

Foreign Exchange

- Valley's foreign exchange specialists work to minimize currency risk for our commercial clients.
- Hedge foreign exchange risk with a full range of instruments including spot, forward, OTC options and NDF contracts.
- Our FX capabilities expanded greatly with the acquisition of Bank Leumi USA in 2022, and related revenue growth has reflected the cross-sell of these capabilities to our legacy client base.
- 1Q24 FX revenues are on track for nearly $10mm annualized versus $7mm in 2023.

Treasury Management

- 4Q23 systems conversion unlocked enhanced treasury capabilities to sell into the legacy Valley customer base.
- Initiated a robust, enterprise-wide program to enhance the commercial customer experience, increase low-cost commercial deposit gather, and enhance fee income.
- Continue to add treasury sales and support talent to capitalize on the significant embedded opportunity that exists.

Syndications

- Recently onboarded new Head of Syndications with experience at large international banks.
- Continue to build out robust team with appropriate supporting technology.
- Market dislocation has created Lead Right and Lead Left opportunities to leverage our robust capabilities and ancillary fee streams (swaps, cash management, FX, etc.) across our embedded client base.
- In 1Q24 we led 6 syndication transactions and supported 2 strategic participations.

Wrap-Up and Q&A

Ira Robbins - Chairman & CEO



Tom Iadanza – President



Appendix

Glossary of Defined Terms

Term	Definition
ACL	Allowance for credit losses
Bank Leumi USA	Bank Leumi Le-Israel Corporation acquired by Valley on April 1, 2022
C&I	Commercial & industrial
CAGR	Compound annual growth rate
CECL	Current expected credit loss model
CET 1	Tier 1 common capital
CRE	Commercial real estate
F/X	Foreign exchange
FDIC	Federal Deposit Insurance Corporation
FRB	Federal Reserve Bank
GAAP	U.S. Generally Accepted Accounting Principles
HHI	Household income
HOA	Homeowners Association
LIBOR	London Interbank Offered Rate
MSA	Metropolitan statistical area

Term	Definition
NAICS	North American Industry Classification System per the United States Census Bureau
NDF	Non-deliverable forward
OTC	Over the counter
RWA	Risk-weighted assets
S&P	Standard & Poor's
SF	Square footage
SOFR	Secured Overnight Financing Rate
TA	Tangible assets as defined in the non-GAAP disclosure reconciliation in the appendix
TCE	Tangible common equity as defined in the non-GAAP disclosure reconciliation in the appendix
TRBC	Total risk-based capital
Valley	May refer to Valley National Bancorp individually, Valley National Bancorp and its consolidated subsidiaries, or certain of Valley National Bancorp's subsidiaries, as the context requires (interchangeable with the "Company," "we," "our" and "us").
VC	Venture capital
VLY	Refers to Valley as defined in the glossary of defined terms

Non-GAAP Reconciliations to GAAP Financial Measures

($ in thousands, except for share data)	As of March 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
Tangible common equity and tangible book value per common share (Non-GAAP):							
Common shares outstanding	508,893,059	507,709,927	506,374,478	421,437,068	403,858,998	403,278,390	331,431,217
Shareholders' equity (GAAP)	$6,727,139	$6,701,391	$6,400,802	$5,084,066	$4,592,120	$4,384,188	$3,350,454
Less: Preferred Stock	209,691	209,691	209,691	209,691	209,691	209,691	209,691
Less: Goodwill and other intangible assets	2,020,405	2,029,267	2,066,392	1,529,394	1,452,891	1,460,397	1,161,655
Tangible common shareholders' equity (Non-GAAP)	$4,497,043	$4,462,433	$4,124,719	$3,344,981	$2,929,538	$2,714,100	$1,979,108
Tangible book value per common share (Non-GAAP):	$8.84	$8.79	$8.15	$7.94	$7.25	$6.73	$5.97
Book value per common share (GAAP)	$12.81	$12.79	$12.23	$11.57	$10.85	$10.35	$9.48
Tangible common equity to tangible assets (Non-GAAP):							
Tangible common shareholders' equity (Non-GAAP)	$4,497,043	$4,462,433	$4,124,719	$3,344,981	$2,929,538	$2,714,100	$1,979,108
Total assets (GAAP)	61,000,188	60,934,974	57,466,232	43,446,443	40,693,576	37,436,020	31,863,088
Less: Goodwill and other intangible assets	2,020,405	2,029,267	2,066,392	1,529,394	1,452,891	1,460,397	1,161,655
Tangible assets (Non-GAAP)	58,979,783	58,905,707	55,399,840	41,917,049	$39,240,685	$35,975,623	$30,701,433
Tangible common equity to tangible assets (Non-GAAP)	7.62%	7.58%	7.45%	7.98%	7.47%	7.54%	6.45%

($ in thousands)	As of, March 31, 2024	December 31, 2018	Growth
"Organic" Loans and Loan Growth (Non-GAAP)			
Total Loans, as reported (GAAP)	$49,922,042	$25,035,469	14.0%
Less: Fair Value of Total Loans Acquired from Oritani Financial Corp. as of December 1, 2019	3,380,841	–	–
Less: Fair Value of Total Loans Acquired from The Westchester Bank as of December 1, 2021	908,023	–	–
Less: Fair Value of Total Loans Acquired from Bank Leumi USA as of April 1, 2022	5,914,389	–	–
Total "Organic" Loans (Non-GAAP)	39,718,789	25,035,469	9.2%

($ in thousands)	As of, March 31, 2024	December 31, 2018	Growth
"Organic" Deposits and Deposit Growth (Non-GAAP)			
Total Deposits, as reported (GAAP)	$49,077,946	$24,452,974	14.2%
Less: Fair Value of Total Deposits Acquired from Oritani Financial Corp. as of December 1, 2019	2,924,716	–	–
Less: Fair Value of Total Deposits Acquired from The Westchester Bank as of December 1, 2021	1,161,984	–	–
Less: Fair Value of Total Deposits Acquired from Bank Leumi USA as of April 1, 2022	7,029,997	–	–
Total "Organic" Deposits (Non-GAAP)	37,961,249	24,452,974	8.7%

Thank You.

Travis Lan
tlan@valley.com
973-686-5007